Exhibit 10.1

Execution Version

SECOND AMENDMENT TO LOAN AND SERVICING AGREEMENT AND COMMITMENT INCREASE AGREEMENT, dated as of March 28, 2025 (this “Agreement”), by and among:

(1)            BCCI SPV-2, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);

(2)            BRIGHTWOOD SPV ADVISORS, LLC, a Delaware limited liability company (the “Collateral Manager”);

(3)            EACH OF (i) THE EXISTING LENDER, and (ii) THE ASSUMING LENDERS PARTY HERETO; and

(4)            WEBSTER BANK, N.A., as the Agent (as defined below).

The Borrower, the Collateral Manager, Webster Bank, N.A., as the collateral agent and administrative agent (in such capacities, the “Agent”) and the lender party thereto as of the date hereof (the “Existing Lender”) are party to that certain Loan and Servicing Agreement, dated as of October 11, 2024 (as amended by that First Amendment to Loan and Servicing Agreement, dated as of March 10, 2025, and as further amended, amended and restated, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan and Servicing Agreement.

In accordance with Section 2.24 of the Loan and Servicing Agreement, Borrower has proposed a Commitment Increase in an amount equal to $50,000,000 (the “Proposed Commitment Increase”).

The Agent and the Lenders party hereto have agreed to the Proposed Commitment Increase in accordance with the terms hereof, and the lenders listed on the signature pages attached hereto as “Assuming Lenders” (the “Assuming Lenders”) desire to become parties to the Loan and Servicing Agreement.

The parties hereto have also agreed to amend the Loan and Servicing Agreement on the terms and conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Amendments to the Loan and Servicing Agreement. The Loan and Servicing Agreement is hereby amended as follows:

(a)            Section 6.08(e) of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

(e)            Quarterly Report. The Collateral Manager and the Borrower shall submit to the Administrative Agent and the Collateral Agent, as soon as available, but in no event more than 90 days after the end of each of its fiscal quarters, a report of the preceding fiscal quarter, in a form reasonably acceptable to the Administrative Agent, setting forth the summary financial results of the Fund, the performance of the Fund’s investment portfolio and the Fund’s management’s discussion and analysis of material operational and financial developments during such fiscal quarter.

(b)            Section 10.01(b) of the Loan and Servicing Agreement is hereby amended and restated in its entirety to read as follows:

(b)            Notwithstanding the provisions of Section 10.01(a), (1) the written consent of all of the Lenders holding Commitments shall be required for any amendment, modification or waiver, (i) modifying the provisions of this Section 10.01 or the definition of “Majority Lenders” hereunder, (ii) releasing any Collateral except as expressly set forth herein, (iii) extending the Scheduled Commitment Termination Date, the Scheduled Maturity Date, or the Revolving Period, (iv) of any provision of Section 2.04 or any other provision hereof in a manner that would have the effect of directly altering the pro rata sharing of any payments, in each case, except as otherwise required hereunder, (v) of any provision of Section 3.02(a)(i) through (iv),  (vi) subordinating the Obligations or the Secured Parties’ Lien on Collateral, or (vii) modifying the definition  of “Advance Rate” or “Borrowing Base”, in each case under this clause (vii) in a manner that makes more credit available to the Borrower hereunder, and (2) the written consent of the Lender(s) affected thereby shall be required for any amendment, modification or waiver (i) reducing or waiving any outstanding Advances, or the interest thereon or any fee, costs or expenses payable to any Lender hereunder, (ii) postponing any date for any payment of any Advance, or the interest thereon or any fee, costs or expenses payable to any Lender hereunder.

SECTION 2.            Commitment Increase; Joinder.

(a)            This Agreement shall be deemed to be written notice from the Borrower as to a Commitment Increase (and the Agent hereby agrees that the Commitment Increase Date may occur less than three Business Days following such notice) in an amount equal to $50,000,000.

(b)            Pursuant to Section 2.24(a) of the Loan and Servicing Agreement and subject to the terms and conditions hereof, effective as of the date hereof, (i) each of the Borrower, the Lenders and the Agent agree to a Commitment Increase of $50,000,000, such that the Aggregate Commitments shall be increased to $150,000,000, (ii) the Existing Lender agrees to reduce its Commitment as set forth on Annex A hereto, and (iii) each Assuming Lender agrees to become a Lender party to the Loan and Servicing Agreement for all purposes thereof with a Commitment as set forth on Annex A hereto. The Commitment Increase Date shall be the date hereof.

(c)            Each Assuming Lender confirms to and agrees with the Agent and the other Lender(s) as follows: (i) none of the Agent and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Servicing Agreement or any other instrument or document furnished pursuant thereto, or the Collateral or the financial condition of the Collateral Manager or the Borrower, or the performance or observance by the Collateral Manager or the Borrower of any of their respective obligations under the Loan and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) such Assuming Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) such Assuming Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Servicing Agreement; (iv) such Assuming Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Servicing Agreement; (v) the representations and warranties set forth in Section 4.04 of the Loan and Servicing Agreement as to such Assuming Lender are true and correct; and (vi) such Assuming Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Servicing Agreement are required to be performed by it as a Lender.

(d)            In addition, each Assuming Lender certifies that (i) it is an Eligible Assignee and has such knowledge and experience in financial and business matters it is capable of evaluating the merits and risks of such investments, (ii) it has had the opportunity to ask questions of and receive answers from the Collateral Manager concerning such purchase and all matters relating thereto or any additional information deemed necessary to its decision to make such purchase, (iii) it is acquiring its Commitment and/or a portion of the Advances for investment for our own account and not with a view to any distribution (but without prejudice to our right at all times to sell or otherwise dispose of such Commitment and/or a portion of the Advances in accordance with clause (v) below), (iv) it has not offered or sold such Commitment and/or a portion of the Advances to, or solicited offers to buy such Commitment and/or a portion of the Advances from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act (to the extent applicable), (v) it will not sell, transfer or otherwise dispose of such Commitment and/or a portion of the Advances unless (1) such sale, transfer or other disposition is exempt from such registration requirements, (2) the purchaser or transferee thereof has executed and delivered to Agent a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Loan and Servicing Agreement, (vi) it is not acquiring such Commitment and/or a portion of the Advances, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity, the assets of which would be deemed plan assets under Section 3(42) of ERISA and the Department of Labor regulations set forth at 29 C.F.R. §2510.3–101; unless Prohibited Transaction Class Exemption (“PTCE”) 84–14, PTCE 90–1, PTCE 91–38, PTCE 95–60 or PTCE 92–23 or some other applicable prohibited transaction exemption is applicable such that the acquisition and holding of such Commitment and/or a portion of the Advances will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code and (vii) it is a U.S. Person, as such term is defined in Section 7701(a)(30) of the Code.

(e)            The administrative information with respect to each Assuming Lender has been delivered to the Agent.

(f)             This Agreement shall be deemed a Joinder Supplement and a Transferee Letter under the Loan and Servicing Agreement.

(g)            The representations and warranties made by the Borrower shall be deemed to satisfy the requirement of the Borrower to deliver a certificate under Section 2.24(a)(vii) of the Loan and Servicing Agreement.

(h)            For the avoidance of doubt, all Advances Outstanding as of the date hereof shall be deemed to be made and shall continue to be held under the same tranche as the Initial Commitments.

(i)             After giving effect to the Commitment Increase set forth in this Section 2, Annex A to the Loan and Servicing Agreement shall be replaced with Annex A attached hereto.

SECTION 3.            Reallocations

(a)            On the date hereof, after giving effect to the Commitment Increase set forth in Section 2, each applicable Lender shall make a payment to the Agent for the account of the other applicable Lenders in an amount calculated by the Agent, so that after giving effect to such payment by the applicable Lenders and to the distribution thereof to the applicable Lenders, the Advances are held ratably by the Lenders in accordance with the respective Commitments of such Lenders.

SECTION 4.            Conditions Precedent. This Agreement and the amendments set forth in Section 1, the Commitment Increase set forth in Section 2, and the obligations of the Lenders hereunder shall become effective on and as of the date hereof (the “Effective Date”) upon satisfaction of the following conditions precedent, as determined in the sole discretion of, or waived by, the Agent:

(a)             counterparts of this Agreement shall have been duly executed by, and delivered to, the parties hereto and thereto, each in form and substance reasonably satisfactory to the Agent; and

(b)            all reasonable and documented up-front expenses and fees (including the reasonable and documented legal fees of outside counsel that have been invoiced on or prior to the Effective Date and those fees payable under the Fee Letter) shall have been paid in full.

SECTION 5.            Representations and Warranties of the Borrower and the Collateral Manager. Each of the Borrower and Collateral Manager hereby represents and warrants that:

(a)             It (i) has the power, authority and legal right to (x) execute and deliver this Agreement and (y) perform and carry out the terms of this Agreement and the Loan and Servicing Agreement as amended and supplemented hereby, and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Loan and Servicing Agreement as amended and supplemented hereby. This Agreement has been duly executed and delivered by the Borrower and Collateral Manager.

(b)            This Agreement and the Loan and Servicing Agreement as amended and supplemented hereby each constitutes its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(c)            No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by it of this Agreement and the Loan and Servicing Agreement as amended and supplemented hereby, or the validity or enforceability of this Agreement and the Loan and Servicing Agreement as amended and supplemented hereby, other than such as have been met or obtained and are in full force and effect, in each case, other than those consents, approvals, registrations, filings or actions the failure of which to obtain or make could not reasonably be expected to materially impact the rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under the Loan and Servicing Agreement or any other Transaction Document or the ability of any of the Borrower or the Collateral Manager to perform its obligations under the Loan and Servicing Agreement or any other Transaction Document to which it is a party.

(d)            There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower or the Collateral Manager, threatened in writing against the Borrower or the Collateral Manager or any properties of the Borrower or the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of this Agreement, the Loan and Servicing Agreement or any other Transaction Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Loan and Servicing Agreement or any other Transaction Document to which it is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(e)            No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date hereof or shall result from the transactions contemplated hereby.

(f)            The representations and warranties contained in this Agreement, the Loan and Servicing Agreement and the other Transaction Documents are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION 6.           Consent and Reaffirmation.

(a)            The Borrower and the Collateral Manager (i) agree that, the Loan and Servicing Agreement and each other Transaction Document continue to be in full force and effect and all of the covenants and agreements and other provisions contained in the Loan and Servicing Agreement (as amended and supplemented hereby) and each other Transaction Document are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date hereof, and (ii) acknowledges that the term “Obligations” include any and all Advances made now or in the future in respect of the increased Commitment and all interest and other amounts owing in respect thereof under the Transaction Documents,

(b)            The Borrower confirms and ratifies its collateral assignment and pledge to the Collateral Agent, on behalf of the Secured Parties, and grant of a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt and complete payment in full when due, whether at stated maturity, by lapse of time, acceleration or otherwise, of the Obligations and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Loan and Servicing Agreement and each other Transaction Document, whether now or hereafter existing, all as provided in the Transaction Documents as originally executed (and amended and supplemented hereby).

(c)            On the Effective Date, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan and Servicing Agreement as amended and supplemented by this Agreement and each reference in any other Transaction Document shall mean the Loan and Servicing Agreement as amended and supplemented hereby.

(d)            This Agreement is a Transaction Document under the Loan and Servicing Agreement.

SECTION 7.           Expenses. Pursuant to Section 10.07 of the Loan and Servicing Agreement, each of the Borrower and the Collateral Manager agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented outside counsel fees and expenses) of the Agent in connection with the preparation, execution, delivery, and administration of this Agreement and the other documents entered into in connection herewith.

SECTION 8.            Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.            GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 10. Headings. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

BCCI SPV-2, LLC

By: Brightwood Capital Advisors, LLC, its manager

By:	/s/ Sengal Selassie
	Name:	Sengal Selassie
	Title:	Managing Member

THE COLLATERAL MANAGER:

BRIGHTWOOD SPV ADVISORS, LLC

By:	/s/ Sengal Selassie
	Name:	Sengal Selassie
	Title:	Managing Member

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to

Second Amendment to Loan and Servicing Agreement and

Commitment Increase Agreement]

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT:

WEBSTER BANK, N.A.

By:	/s/ James Gelwicks
	Name:	James Gelwicks
	Title:	Senior Managing Director

LENDERS

WEBSTER BANK, N.A.
as Existing Lender

By:	/s/ James Gelwicks
	Name:	James Gelwicks
	Title:	Senior Managing Director

[Signature Page to

Second Amendment to Loan and Servicing Agreement and

Commitment Increase Agreement]

LENDERS

LIVE OAK BANK,
as Assuming Lender

By:	/s/ Lew Woodbury
Name:	Lew Woodbury
Title:	Senior Managing Director

[Signature Page to

Second Amendment to Loan and Servicing Agreement and

Commitment Increase Agreement]

LENDERS

HANMI BANK,
as Assuming Lender

By:	/s/ Seung Hyu Lee
Name:	Seung Hyu Lee
Title:	SVP & Credit Manager

[Signature Page to

Second Amendment to Loan and Servicing Agreement and

Commitment Increase Agreement]

LENDERS

MITSUBISHI HC CAPITAL AMERICA INC.,
as Assuming Lender

By:	/s/ James M. Giaime
Name:	James M. Giaime
Title:	Chief Credit Officer, Commercial Finance

[Signature Page to

Second Amendment to Loan and Servicing Agreement and

Commitment Increase Agreement]

LENDERS

FIRST FOUNDATION BANK,
as Assuming Lender

By:	/s/ Joe Kucik
Name:	Joe Kucik
Title:	Senior Vice President

[Signature Page to

Second Amendment to Loan and Servicing Agreement and

Commitment Increase Agreement]

Annex A

Commitments

Lender	Commitment	Pro Rata Share
Webster Bank, N.A.	$87,500,000	58.34%
Live Oak Bank	$20,500,000	13.67%
Hanmi Bank	$14,000,000	9.33%
Mitsubishi HC Capital America Inc.	$14,000,000	9.33%
First Foundation Bank	$14,000,000	9.33%
TOTAL	$150,000,000.00